Exhibit 10.32
IBOTTA, INC.
2011 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
Unless otherwise defined herein, the terms defined in the 2011 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Restricted Stock Unit Award Agreement (the “Award Agreement”).
I.    NOTICE OF GRANT OF RESTRICTED STOCK UNITS
Name:    Bryan Leach
Address:
The undersigned individual (the “Participant”) has been granted the right to receive an Award of Restricted Stock Units (“RSUs”), subject to the terms and conditions of the Plan and this Award Agreement, as follows:
Date of Grant    _____________________________________
Performance Period    Date of Grant through December 31, 2026
Target Number of RSUs    _____________________________________
Maximum Number of RSUs    200% of Target Number of RSUs
Vesting Schedule:
Subject to the terms and conditions of this Award Agreement, the Restricted Stock Units will become eligible to vest (“Eligible RSUs”) based upon the achievement of the performance-based vesting conditions set forth in the Performance Matrix attached hereto as Exhibit A (the “Performance Matrix”) during the Performance Period or the Adjusted Performance Period (as defined below), as applicable (the “Performance Goal”).
Except as otherwise provided in the “Change in Control” section in the Performance Matrix, 100% of the Eligible RSUs will vest on the date that achievement of the Performance Goal is certified by the Administrator, subject to Participant’s continued status as a Service Provider (as defined in the Plan) through such date.
In addition, the vesting of any Restricted Stock Units that become Eligible RSUs (whether under the “Relative TSR” section or the “Change in Control” section in the Performance Matrix) may be accelerated (i) if the successor corporation does not assume or substitute for the Eligible RSUs (or portion thereof), pursuant to Section 13(c) of the Plan or (ii) upon a Qualifying Termination (as defined in the Severance Agreement, pursuant to, and subject to the terms and conditions of, the Severance Agreement (as defined below). For the avoidance of doubt, (i) any Eligible RSUs will constitute an “Equity Award” within the meaning and for purposes of the Severance Agreement and (ii) any vesting acceleration provisions under the Plan or the Severance Agreement will not apply to any Restricted Stock Units that do not become Eligible RSUs.
If a Change in Control does not occur before the last day of the Performance Period, the Administrator will certify in writing the extent to which the Performance Goal is achieved as soon as administratively practicable after the completion of the Performance Period. If a Change in Control occurs before the last day of the Performance Period, then on a date on or prior to the closing date of the Change in Control determined by the Administrator in its sole discretion (the “CIC Certification Date”) (and in any event prior to the closing of the Change in Control), the Administrator will certify in writing the extent to which the Performance Goal is achieved during the Adjusted Performance Period.
II.    AGREEMENT
1.    Grant of Restricted Stock Units. The Company hereby grants to the Participant named in the Notice of Grant of Restricted Stock Units in Part I of this Award Agreement (the “Notice of Grant”) an Award of Restricted Stock Units, subject to the terms and conditions in this Award Agreement and the Plan, which is incorporated herein by reference. Subject to Section 18 of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Award Agreement, the terms and conditions of the Plan will prevail.
2.    Company’s Obligation to Pay. Each Restricted Stock Unit represents the right to receive a Share on the date it vests. Unless and until the Restricted Stock Units have vested in the manner set forth in Sections 3 or 4, Participant will have no right to payment in settlement of any such Restricted Stock Units. Prior to actual payment in settlement of any vested Restricted Stock Units, such Restricted Stock Unit will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
3.    Vesting Schedule. Except as provided in Section 4, and subject to Section 6, the Restricted Stock Units awarded by this Award Agreement will vest in accordance with the vesting schedule set forth in the Notice of Grant.
4.    Discretionary Acceleration. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Restricted Stock Units at any time, subject to the terms of the Plan. If so accelerated, such Restricted Stock Units will be considered as having vested as of the date specified by the Administrator. If Participant is a U.S. taxpayer, the payment of Shares vesting pursuant to this Section 4 will in all cases be paid at a time or in a manner that is exempt from, or complies with, Section 409A. The prior sentence may be superseded in a future agreement or amendment to this Award Agreement only by direct and specific reference to such sentence.
5.    Payment after Vesting. Subject to Section 11 and the provisions of the next paragraph, any Restricted Stock Units that vest will be paid to Participant (or in the event of Participant’s death, to his or her properly designated beneficiary or estate) in whole Shares as follows: (i) in the case of any Restricted Stock Units that vest pursuant to the Severance Agreement, in accordance with Section 5 of the Severance Agreement, and (ii) in the case of any other Restricted Stock Units that vest, as soon as practicable after vesting, but in each such case within the period ending no later than the 15th day of the 3rd month following the end of the calendar year, or if later, the end of the Company’s tax year, in either case that includes the vesting date. In no event will Participant be permitted, directly or indirectly, to specify the taxable year of payment in settlement of any Restricted Stock Units under this Award Agreement.
Notwithstanding anything in the Plan, this Award Agreement to the contrary, or any other agreement (whether entered into before, on or after the Date of Grant), if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units is accelerated in connection with the termination of Participant’s status as a Service Provider (provided that such termination is a “separation from service” within the meaning of Section 409A (as defined below), as determined by the Company), other than due to death, and if (i) Participant is a “specified employee” within the meaning of Section 409A at the time of such termination of status as a Service Provider and (ii) the payment in settlement of such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if paid to Participant on or within the 6-month period following the termination of Participant’s status as a Service Provider, then the payment in settlement of such accelerated Restricted Stock Units will not be made until the date 6 months and 1 day following the date of the termination of Participant’s status as a Service Provider, unless the Participant dies following the termination of his or her status as a Service Provider, in which case, the Restricted Stock Units will be settled by payment in Shares to the Participant’s estate as soon as practicable following his or her death. It is the intent of this Award Agreement that it and all payments and benefits to U.S. taxpayers hereunder be exempt from, or comply with, the requirements of Section 409A so that none of the Restricted Stock Units provided under this Award Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to be so exempt or so comply. Each payment payable under this Award Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to avoid imposition of any additional tax or income recognition under Section 409A in connection with this Award of Restricted Stock Units. Nevertheless, Participant acknowledges that the Company cannot and has not guaranteed that the Internal Revenue Service (the “IRS”) will agree in a later examination that the Award Agreement complies with Section 409A. Participant agrees that if the IRS determines that the Award Agreement does not comply with Section 409A, Participant will be solely responsible for Participant’s costs related to such a determination. In no event will the Company reimburse Participant, or be otherwise responsible for, any taxes or costs that may be imposed on Participant as a result of Section 409A. For purposes of this Award Agreement, “Section 409A” means Section 409A of the Code, and any proposed, temporary, or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.

6.    Forfeiture Upon Termination of Service Provider Status. Notwithstanding any contrary provision of the Plan, if Participant ceases to be a Service Provider for any reason other than a Potential Qualifying CIC Termination (as defined in the Severance Agreement), the then-unvested Restricted Stock Units awarded by this Award Agreement that have not become Eligible RSUs will thereupon be forfeited at no cost to the Company, and Participant will have no further rights thereunder.
In the event of Potential Qualifying CIC Termination, any Restricted Stock Units that have not become Eligible RSUs will remain outstanding until the earlier of (x) 3 months following the Potential Qualifying CIC Termination or (y) the occurrence of a Change in Control, solely so that any benefits due on a Qualifying CIC Termination can be provided if a Change in Control occurs within 3 months following the Potential Qualifying CIC Termination. If no Change in Control occurs within 3 months following the Potential Qualifying CIC Termination, any Restricted Stock Units that have not become Eligible RSUs and any Eligible RSUs that have not vested (after application of the vesting acceleration provided under Section 3(a)(iv) of the Severance Agreement upon a Qualifying Non-CIC Termination (as defined in the Severance Agreement), if any) will be forfeited at no cost to the Company on the date that is 3 months after the Potential Qualifying CIC Termination without having vested, and Participant will have no further rights thereunder.
If Participant’s status as a Service Provider terminates for any or no reason, any Eligible RSUs that have not vested (after application of any vesting acceleration provided under the Severance Agreement, if any) will be forfeited immediately upon such termination at no cost to the Company, and Participant will have no further rights thereunder.
7.    Participant’s Representations. In the event the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), Participant will, if required by the Company, prior to the receipt of any payment in settlement of all or any portion of this Award of Restricted Stock Units, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B.
8.    Lock-Up Period. Participant hereby agrees that Participant will not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Stock or other securities of the Company (or, in the case of a SPAC IPO, any shares of the common stock or other share capital of the SPAC or any securities convertible into or exercisable or exchangeable, directly or indirectly, for such common stock or other share capital (“SPAC Securities”)) or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Stock or other securities of the Company (or, in the case of a SPAC IPO, any SPAC Securities) held by Participant (other than those included in the registration) for a period specified by (i) in the case of an Underwritten Offering, the representative of the underwriters of Common Stock or other securities of the Company, (ii) in the case of a Direct Listing, the Company, or (iii) in the case of a SPAC IPO, the Company or the SPAC (the “Lock-Up Period”) not to exceed 180 days following (x) in the case of an Underwritten Offering or a Direct Listing, the effective date of any registration statement of the Company filed under the Securities Act, or (y) in the case of a SPAC IPO, the closing of the SPAC IPO (or, in each case, such other period as may be requested by the Company, the SPAC, or the underwriters, as applicable, to accommodate regulatory restrictions on (A) the publication or other distribution of research reports and (B) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA 2241 or any successor provisions or amendments thereto).
Participant agrees to execute and deliver such other agreements as may be reasonably requested by the Company, the SPAC, or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company, the SPAC, or the representative of the underwriters, Participant will provide, within 10 days of such request, such information as may be required by the Company, the SPAC, or such representative in connection with the completion of any IPO. The obligations described in this Section 8 will not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of the Lock-Up Period. Participant agrees that any transferee of this Award of Restricted Stock Units or Shares acquired pursuant to this Award of Restricted Stock Units will be bound by this Section 8.
9.    Tax Consequences. Participant has reviewed with his or her own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Award Agreement. With respect to such matters, Participant relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Participant understands that Participant (and not the Company) will be responsible for Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Award Agreement.
10.    Death of Participant. Any distribution or delivery to be made to Participant under this Award Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (i) written notice of his or her status as transferee and (ii) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.
11.    Tax Obligations.
(a)    Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”), the ultimate liability for any tax and/or social insurance liability obligations and requirements in connection with the Restricted Stock Units, including, without limitation, (i) all federal, state, local, and foreign taxes (including the Participant’s Federal Insurance Contributions Act (FICA) obligation) that are required to be withheld by the Company or the Employer or other payment of tax-related items related to Participant’s participation in the Plan and legally applicable to Participant, (ii) the Participant’s and, to the extent required by the Company (or Employer), the

Company’s (or Employer’s) fringe benefit tax liability, if any, associated with the grant, vesting, or exercise of the Restricted Stock Units or sale of Shares, and (iii) any other Company (or Employer) taxes the responsibility for which the Participant has, or has agreed to bear, with respect to the Restricted Stock Units (or exercise thereof or issuance of Shares thereunder) (collectively, the “Tax Obligations”), is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant, vesting or settlement of the Restricted Stock Units, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends or other distributions, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate Participant’s liability for Tax Obligations or achieve any particular tax result. Further, if Participant is subject to Tax Obligations in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax Obligations in more than one jurisdiction. If Participant fails to make satisfactory arrangements for the payment of any required Tax Obligations hereunder at the time of the applicable taxable event, Participant acknowledges and agrees that the Company may refuse to issue or deliver the Shares.
(b)    Tax Withholding. When Shares are issued as payment for vested Restricted Stock Units, Participant generally will recognize immediate U.S. taxable income if Participant is a U.S. taxpayer. If Participant is a non-U.S. taxpayer, Participant will be subject to applicable taxes in his or her jurisdiction. On the date liability for Tax Obligations arises with respect to this Award, then such Tax Obligations will be satisfied by having the Company withhold otherwise deliverable Shares having a fair market value equal to the maximum statutory tax rate applicable to Participant for the tax jurisdiction applicable to Participant at the time the Tax Obligation arises, which will be accomplished pursuant to such procedures as the Company may specify from time to time. If Tax Obligations are not able to be satisfied in this manner, then the Administrator may permit, in its sole discretion and pursuant to such procedures as it may specify from time to time, Participant to satisfy such Tax Obligations, in whole or in part (without limitation) by (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable Shares having a fair market value equal to the minimum amount required to be withheld (or such higher amount as the Administrator determines would not result in adverse financial accounting consequences to the Company as the Administrator determines in its sole discretion), (iii) delivering to the Company already vested and owned Shares having a fair market value equal to the amount required to be withheld, or (iv) selling a sufficient number of such Shares otherwise deliverable to Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. If Participant fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time any applicable Restricted Stock Units otherwise are scheduled to vest pursuant to Sections 3 or 4, Participant will permanently forfeit such Restricted Stock Units and any right to receive Shares thereunder and the Restricted Stock Units will be returned to the Company at no cost to the Company.

12.    Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant. After such issuance, recordation, and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.
13.    No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF RESTRICTED STOCK UNITS OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.
14.    Grant is Not Transferable. Except to the limited extent provided in Section 10, this Award and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Award or any right or privilege conferred hereby or upon any attempted sale under any execution, attachment or similar process, this Award and the rights and privileges conferred hereby immediately will become null and void.
15.    Company’s Right of First Refusal. Before any Shares acquired pursuant to this Award of Restricted Stock Units that are held by Participant or any transferee (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) will have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 15 (the “Right of First Refusal”).
(a)    Notice of Proposed Transfer. The Holder of such Shares will deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer the Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed

Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the “Offered Price”), and the Holder will offer the Shares at the Offered Price to the Company or its assignee(s).
(b)    Exercise of Right of First Refusal. At any time within 30 days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.
(c)    Purchase Price. The purchase price for the Shares purchased by the Company or its assignee(s) under this Section 15 (the “Purchase Price”) will be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration will be determined by the Board in good faith.
(d)    Payment. Payment of the Purchase Price will be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within 30 days after receipt of the Notice or in the manner and at the times set forth in the Notice.
(e)    Holder’s Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section 15, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 120 days after the date of the Notice, that any such sale or other transfer is effected in accordance with any applicable securities laws and that the Proposed Transferee agrees in writing that the provisions of this Section 15 will continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice will be given to the Company, and the Company and/or its assignees will again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.
(f)    Exception for Certain Family Transfers. Anything to the contrary contained in this Section 15 notwithstanding, the transfer of any or all of the Shares during Participant’s lifetime or on Participant’s death by will or intestacy to Participant’s Immediate Family (as defined below) or a trust for the benefit of Participant’s Immediate Family will be exempt from the provisions of this Section 15. “Immediate Family” as used herein will mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient will receive and hold the Shares so transferred subject to the provisions of this Award Agreement (including, but not limited to, this Section 15), and there will be no further transfer of such Shares except in accordance with the terms of this Section 15.
(g)    Termination of Right of First Refusal. The Right of First Refusal will terminate as to any Shares upon the earlier of (i) the first sale of Common Stock of the Company to the general public, or (ii) a Change in Control in which the successor corporation has equity securities that are publicly traded.
16.    Restrictive Legends and Stop-Transfer Orders.
(a)    Legends. Participant understands and agrees that the Company will cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares acquired pursuant to this Award of Restricted Stock Units together with any other legends that may be required by the Company or by state or federal securities laws or other Applicable Laws:
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE RESTRICTED STOCK UNIT AWARD AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR A PERIOD OF TIME FOLLOWING THE EFFECTIVE DATE OF THE UNDERWRITTEN PUBLIC OFFERING OF THE COMPANY’S SECURITIES SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER PRIOR TO THE EXPIRATION OF SUCH PERIOD WITHOUT THE CONSENT OF THE COMPANY OR THE MANAGING UNDERWRITER.
(b)    Stop-Transfer Notices. Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
(c)    Refusal to Transfer. The Company will not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Award Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares will have been so transferred.
17.    Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at 1801 California Street, Suite 400, Denver, CO 80202, or at such other address as the Company may hereafter designate in writing.
18.    Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Restricted Stock Units or future restricted stock units that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.
19.    No Waiver. Either party’s failure to enforce any provision or provisions of this Award Agreement will not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Award Agreement. The rights granted both parties herein are cumulative and will not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.
20.    Successors and Assigns. The Company may assign any of its rights under this Award Agreement to single or multiple assignees, and this Award Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Award Agreement will be binding upon Participant and his or her heirs, executors, administrators, successors and assigns. The rights and obligations of Participant under this Award Agreement may only be assigned with the prior written consent of the Company.
21.    Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any federal, state, or foreign law, the tax code and related regulations or under the rulings or regulations of the United States Securities and Exchange Commission or any other governmental regulatory body or the clearance, consent or approval of the United States Securities and Exchange Commission or any other governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate) hereunder, such issuance will not occur unless and until such listing, registration, qualification, rule compliance, clearance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of the payment of any Shares will violate federal securities laws or other applicable laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any such federal or state law, other applicable law, or securities exchange and to obtain any such consent or approval of any such governmental authority.

22.    Interpretation. The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. Neither the Administrator nor any person acting on behalf of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.
23.    Modifications to the Award Agreement. This Award Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this Award of Restricted Stock Units.
24.    Governing Law; Severability. This Award Agreement is governed by the internal substantive laws, but not the choice of law rules, of Colorado. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Award Agreement will continue in full force and effect.
25.    Entire Agreement. The Plan is incorporated herein by reference. The Plan and this Award Agreement (including the exhibits referenced herein) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant.
26.    Forfeiture Events. Notwithstanding any provisions to the contrary under the Plan or this Award Agreement, this Award of Restricted Stock Units will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition under the Company’s clawback policy in effect as of the Date of Grant or any other clawback policy of the Company as may be established and/or amended from time to time to comply with Applicable Laws (including, without limitation, pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws) (in each case, a “Clawback Policy”). The Administrator may require Participant to forfeit, return to the Company, or reimburse the Company for all or a portion of the Award and any amounts paid thereunder pursuant to the terms of any applicable Clawback Policy or as necessary or appropriate to comply with Applicable Laws. Unless this Section 26 specifically is mentioned and waived in another document, no recovery of compensation under a Clawback Policy or otherwise will constitute an event that triggers or contributes to any right of Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any Parent or Subsidiary of the Company.
[Signature page follows.]

Participant acknowledges receipt of a copy of the Plan, represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award Agreement subject to all of the terms and provisions thereof. Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement, and fully understands all provisions of this Award Agreement. Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Award Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT:	IBOTTA, INC.

Signature	By

Print Name	Title

Residence Address:

EXHIBIT A
PERFORMANCE MATRIX
Performance-Based Vesting Component
The number of Restricted Stock Units that will become Eligible RSUs (if any) will be determined based on how the total shareholder return (“TSR”) of the Company during the Performance Period compares to the TSRs of the Indexed Companies (as defined below) during the Performance Period or the Adjusted Performance Period, as applicable. The “Index” means the Russell 2000 Index (which, as of the Date of Grant, is represented by the symbol “RUT”) or any successor index thereto. “Indexed Companies” means the companies that both (i) are in the Index as of the beginning of the Performance Period and (ii) either (A) are in the Index as of the end of the Performance Period or the Adjusted Performance Period, as applicable, (B) if the Index is not in existence at such time with no successor index, were in the Index immediately before the Index ceased to exist and have securities that are actively traded on a nationally recognized stock exchange as of the end of the Performance Period or the Adjusted Performance Period, as applicable, or (C) are Bankrupt Indexed Companies.
Relative TSR
Except as provided under the “Change in Control” section below, the number of Eligible RSUs (if any) will be determined based on the TSR of the Company (the “Company TSR”) during the Performance Period relative to the TSRs of the Indexed Companies (each, an “Indexed Company TSR”) during the Performance Period, determined as follows:
1.    Step 1: Calculate the beginning price with respect to each Indexed Company by determining the average of the closing market prices of such company’s common stock on the principal exchange on which such stock is traded for the 60 consecutive trading days ending with the last trading day before the beginning of the Performance Period (each, a “Beginning Price”). For the purpose of determining the Beginning Price of each Indexed Company, the value of dividends and other distributions (the ex-dividend date for which occurs during the 60-trading-day measurement period) will be determined by treating them as reinvested in additional shares of stock at the closing market price on the ex-dividend date. The beginning price with respect to the Company will be the IPO Price (as defined below).
2.    Step 2: Calculate the ending price with respect to the Company and each Indexed Company (other than a Bankrupt Indexed Company) by determining the average of the closing market prices of such company’s common stock on the principal exchange on which such stock is traded for the 60 consecutive trading days ending on the last trading day of the Performance Period (each, an “Ending Price”). For the purpose of determining the Ending Price, the value of dividends and other distributions (the ex-dividend date for which occurs during the

Performance Period) will be determined by treating them as reinvested in additional shares of stock at the closing market price on the ex-dividend date.
3.    Step 3: Calculate the Company TSR and the Indexed Company TSR for each Indexed Company (other than a Bankrupt Indexed Company) by applying the following formula: (Ending Price/Beginning Price)-1. The Company TSR and each Indexed Company TSR will each be expressed as a percent of increase (i.e., a positive percent) or decrease (i.e., a negative percent) rounded to two decimal places (applying standard rounding principles). The Indexed Company TSR for any Indexed Company that files for bankruptcy during the Performance Period or Adjusted Performance Period, as applicable (a “Bankrupt Indexed Company”), will be -100.00%.
4.    Step 4: Rank the Company TSR and the Indexed Company TSRs from highest (highest positive percentage) to lowest (highest negative percentage).
5.    Step 5: Based on the percentile ranking of the Company TSR relative to the Indexed Company TSRs under Step 4, calculate the number of Eligible RSUs (if any) by determining the product of (x) the Applicable Percentage (in the table below) multiplied by (y) the target number of Restricted Stock Units, with the number of resulting Eligible RSUs rounded to the nearest whole Eligible RSU (applying standard rounding principles).
Applicable Percentage. Subject to the “Positive TSR Requirement” section below, the Applicable Percentage will be determined as follows:

Percentile Rank	Applicable Percentage of Target Number of Restricted Stock Units That Become Eligible RSUs*
Below 60th percentile	0%
60th percentile	100%
80th percentile or greater	200%
* If the Company TSR ranks among the Indexed Company TSRs between the 60th and the 80th percentiles, then the Applicable Percentage will be determined by linear interpolation between 100% and 200% of the target number of Restricted Stock Units.
Positive TSR Requirement. If the Company TSR is zero or negative, then regardless of how Company TSR ranks among the Indexed Companies TSRs, the Applicable Percentage will be 0%, and no Restricted Stock Units will become Eligible RSUs.
The Administrator’s determination as to the number of Restricted Stock Units that become Eligible RSUs (if any) will be deemed to be final and binding on Participant and any other holder of this Award and will be given the maximum deference permitted by Applicable Laws.

Change in Control
Notwithstanding the “Relative TSR” above, if a Change in Control occurs during the Performance Period, the number of Restricted Stock Units that will become Eligible RSUs (if any) will be calculated applying Steps 1 through 5, except as follows:
(a)    Rather than being determined based on the Company TSR relative to the Indexed Company TSRs during the Performance Period, the number of Eligible RSUs (if any) will instead be determined based on the Company TSR during the period beginning on the first day of the Performance Period and ending on the CIC Certification Date (the “Adjusted Performance Period”) relative to the Indexed Company TSRs during the Adjusted Performance Period, and any references to the “Performance Period” under the “Relative TSR” section will refer to the “Adjusted Performance Period.”
(b)    The Ending Price for purposes of calculating Company TSR will equal the price payable for a Share in connection with the Change in Control, with the final determination of the amount so payable determined by the Administrator. For the purpose of determining the Ending Price, the value of dividends and other distributions (the ex-dividend date for which occurs during the Adjusted Performance Period) will be determined by treating them as reinvested in additional shares of stock at the closing market price on the ex-dividend date.
(c)    The Ending Price for each Indexed Company (other than a Bankrupt Indexed Company) will be the average of the closing market prices of such company’s common stock on the principal exchange on which such stock is traded for the 60 consecutive trading days ending on the last trading day of the Adjusted Performance Period. For the purpose of determining the Ending Price, the value of dividends and other distributions (the ex-dividend date for which occurs during the Adjusted Performance Period) will be determined by treating them as reinvested in additional shares of stock at the closing market price on the ex-dividend date.
(d)    On the CIC Certification Date (and in any event prior to the closing of the Change in Control), the Administrator will certify in writing the Company TSR percentile rank relative to the Indexed Company TSRs and the Eligible CIC RSUs.
(e)    Instead of fully vesting on the date that achievement of the Performance Goal is certified by the Administrator, the Eligible RSUs (if any) will vest according to the following schedule:
•    subject to Participant remaining a Service Provider through the date of the Change in Control, the following prorated number of Eligible RSUs will vest as of immediately prior to the Change in Control: (i) the total number of Eligible RSUs multiplied by (ii) the fraction obtained by dividing (x) the number of days from the Date of Grant through the date of the Change in Control by (y) the total number of days in the original Performance Period, with the number of resulting Eligible RSUs rounded to the nearest whole Eligible RSU (applying standard rounding principles); and
•    the remaining Eligible RSUs will vest in equal installments on each of the Quarterly Vesting Dates during the original Performance Period, in each case subject to Participant remaining a Service Provider through such Quarterly Vesting Date (as defined below).
All determinations regarding the Beginning Price, the Ending Price, the Company TSR, the Indexed Company TSRs, and the Applicable Percentage will be made by the Administrator in its sole discretion and all such determinations will be final and binding on all parties.
Definitions
For purposes of this Award Agreement, the following terms have the following meanings:
•    “Direct Listing” means the consummation of the direct listing or direct placement of the Common Stock in a publicly traded exchange, as a result of or following which the Common Stock will be publicly held and listed on a Stock Exchange.
•    “IPO” means an Underwritten Offering, a Direct Listing, or a SPAC IPO.
•    “IPO Price” means the initial price to the public as set forth in the final prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) promulgated under the Securities for an Underwritten Offering.
•    “Quarterly Vesting Date” means the first trading day on or after each of March 1, June 1, September 1, and December 1.
•    “Severance Agreement” means the Change in Control and Severance Agreement by and between Participant and the Company, as may be amended from time to time.
•    “Stock Exchange” means an established stock exchange or a national market system, including without limitation the New York Stock Exchange or the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market or other reputable and internationally recognized foreign exchange.
•    “SPAC IPO” means the Company’s completion of a merger or consolidation with a special purpose acquisition company or its subsidiary (in either case, a “SPAC”) in which the shares (or similar securities) of the surviving or parent entity are listed on a Stock Exchange.
•    “Underwritten Offering” means the consummation of the first firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, and the rules and regulations thereunder, covering the offer and sale by the Company of Common Stock, as a result of or following which the equity securities will be publicly held and listed on a Stock Exchange.

EXHIBIT B
INVESTMENT REPRESENTATION STATEMENT
PARTICIPANT     :
COMPANY    :    IBOTTA, INC.
SECURITY    :    COMMON STOCK
AMOUNT    :
DATE    :
In connection with the receipt of the above-listed Securities, the undersigned Participant represents to the Company the following:
(a)    Participant is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Participant is acquiring these Securities for investment for Participant’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).
(b)    Participant acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Participant’s investment intent as expressed herein. In this connection, Participant understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Participant’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Participant further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Participant further acknowledges and understands that the Company is under no obligation to register the Securities. Participant understands that the certificate evidencing the Securities will be imprinted with any legend required under applicable state securities laws.
(c)    Participant is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the restricted stock units to Participant, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, 90 days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of the applicable conditions specified by Rule 144, including in the case of affiliates (1) the availability of certain public information about the Company, (2) the amount of Securities being sold during any 3 month period not exceeding specified limitations, (3) the resale being made in an unsolicited “broker’s transaction”, transactions directly with a “market maker” or “riskless principal transactions” (as those terms are defined under the Securities Exchange Act of 1934) and (4) the timely filing of a Form 144, if applicable.
In the event that the Company does not qualify under Rule 701 at the time of grant of the restricted stock units, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which may require (i) the availability of current public information about the Company; (ii) the resale to occur more than a specified period after the purchase and full payment (within the meaning of Rule 144) for the Securities; and (iii) in the case of the sale of Securities by an affiliate, the satisfaction of the conditions set forth in sections (2), (3) and (4) of the paragraph immediately above.
(d)    Participant further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Participant understands that no assurances can be given that any such other registration exemption will be available in such event.

PARTICIPANT

Signature

Print Name

Date